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                                  EXHIBIT 21
                        SUBSIDIARIES OF THE REGISTRANT
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        Subsidiaries                            Jurisdiction of Incorporation
        ------------                            -----------------------------
        Fidelity Federal Bank & Trust                   Federal
        Fidelity Realty and Appraisal Service, Inc      Florida
        Consolidated Agency, Inc.                       Florida